Exhibit 99.1

Alaunos Therapeutics Appoints Abhishek Srivastava, Ph.D. as Vice President, Technical Operations

HOUSTON, August 04, 2022 – Alaunos Therapeutics, Inc. (“Alaunos” or the “Company”) (Nasdaq: TCRT), a clinical-stage oncology-focused cell therapy company, today announced the appointment of Abhishek Srivastava, Ph.D. as Vice President of Technical Operations. Dr. Srivastava will lead the Company’s manufacturing operations, including overseeing process optimization and capacity expansion.

“Abhi brings extensive experience in cell therapy technical operations, and I am pleased to welcome him to our team,” commented Kevin S. Boyle, Sr., Chief Executive Officer of Alaunos. “He joins Alaunos at an exciting time as we continue to advance development of our promising TCR T Library Phase 1/2 trial and early-stage programs based on our proprietary Sleeping Beauty technology. Abhi will add immediate value as we plan to expand our manufacturing capabilities and set Alaunos up for continued success.”

Dr. Srivastava brings more than 15 years of experience in cell therapy including manufacturing and process development in both industry and academia. He most recently served as Vice President, Cell Therapy Development at Athenex. Before that, he was an Assistant Professor in the Division of Surgical Oncology at the University of Pittsburgh, where he led the process development and manufacturing of Tumor Infiltrating Lymphocytes (TIL) to support the development of adoptive T cell therapies. Dr. Srivastava has also served as a Research Investigator at the Biocon-Bristol Myers Squibb Research Center. He completed his postdoctoral training in the Surgery Branch of the National Cancer Institute (NCI), an institute of the National Institutes of Health and earned his Ph.D. in Immunology from The University of Louisville School of Medicine.

Abhishek Srivastava, Ph.D., Vice President of Technical Operations added “I am thrilled to join Alaunos at this exciting moment in its development. The Company’s approach targeting hotspot mutations in conjunction with its proprietary Sleeping Beauty technology holds the potential to transform the way we treat solid tumor cancers. I look forward to leading the charge as we scale up capacity and further optimize the Company’s manufacturing processes.”

About Alaunos Therapeutics

Alaunos is a clinical-stage oncology-focused cell therapy company, focused on developing T-cell receptor (TCR) therapies based on its proprietary, non-viral Sleeping Beauty gene transfer technology and its TCR library targeting shared tumor-specific hotspot mutations in key oncogenic genes including KRAS, TP53 and EGFR. The Company has clinical and strategic collaborations with The University of Texas MD Anderson Cancer Center and the National Cancer Institute. For more information, please visit www.alaunos.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” “believes” or other words or terms of similar meaning. These statements include, but are not limited to, statements regarding the Company’s business and strategic plans, the anticipated outcome of preclinical and clinical studies by the Company or its third-party collaborators, the Company’s manufacturing capabilities and the timing of the Company’s research and development programs. Although the management team of Alaunos believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Alaunos, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, among other things, changes in the Company’s operating plans that may impact its cash expenditures; the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Alaunos’ product candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indication; the strength and enforceability of Alaunos’ intellectual property rights; and competition from other pharmaceutical and biotechnology companies as well as risk factors discussed or identified in the public filings with the Securities and Exchange Commission made by Alaunos, including those risks and uncertainties listed in the most recent periodic report filed by Alaunos with the Securities and Exchange Commission. Alaunos is providing this information as of the date of this press release, and Alaunos does not undertake any obligation to update or revise the information contained in this press release whether as a result of new information, future events, or any other reason.

Investor Relations Contact:

Alex Lobo

Stern Investor Relations

alex.lobo@sternir.com